Exhibit 4.7





_______________________________________________________________________________



                                    INDENTURE

                              HECLA MINING COMPANY

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,

                                     Trustee

                        Dated as of ____________________

                                 Debt Securities




_______________________________________________________________________________




























                                       i
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  Definitions and Rules of Construction; Applicability of the
         Trust Indenture Act..................................................1

         Section 1.01 Definitions.............................................1

         Section 1.02 Other Definitions.......................................4

         Section 1.03 Rules of Construction...................................4

         Section 1.04 Trust Indenture Act.....................................4

ARTICLE 2  The Securities.....................................................5

         Section 2.01 Issuable in Series; Form and Dating.....................5

         Section 2.02 Execution and Authentication............................8

         Section 2.03 Agents..................................................8

         Section 2.04 Paying Agent To Hold Money in Trust.....................9

         Section 2.05 Securityholder Lists....................................9

         Section 2.06 Transfer and Exchange...................................9

         Section 2.07 Replacement Securities.................................10

         Section 2.08 Outstanding Securities.................................11

         Section 2.09 Treasury Securities Disregarded for Certain Purposes...11

         Section 2.10 Temporary Securities...................................11

         Section 2.11 Global Securities......................................12

         Section 2.12 Cancellation...........................................12

         Section 2.13 Defaulted Interest.....................................12

         Section 2.14 Persons Deemed Owners..................................13

         Section 2.15 CUSIP Numbers..........................................13

ARTICLE 3  Redemption........................................................13

         Section 3.01 Notice to Trustee......................................13


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

                                                                            Page
                                                                            ----

         Section 3.02 Selection of Securities To Be Redeemed.................14

         Section 3.03 Notice of Redemption...................................14

         Section 3.04 Effect of Notice of Redemption.........................15

         Section 3.05 Deposit of Redemption Price............................15

         Section 3.06 Securities Redeemed in Part............................15

ARTICLE 4  Covenants.........................................................15

         Section 4.01 Payment of Securities..................................15

         Section 4.02 SEC Reports............................................16

         Section 4.03 Compliance Certificate.................................16

         Section 4.04 Notice of Certain Events...............................16

ARTICLE 5  Successors........................................................16

         Section 5.01 When Company May Merge, etc............................16

         Section 5.02 Successor Corporation Substituted......................17

ARTICLE 6  Defaults and Remedies.............................................17

         Section 6.01 Events of Default......................................17

         Section 6.02 Acceleration...........................................18

         Section 6.03 Other Remedies.........................................19

         Section 6.04 Waiver of Past Defaults................................19

         Section 6.05 Control by Majority....................................20

         Section 6.06 Limitation on Suits....................................20

         Section 6.07 Rights of Holders To Receive Payment...................20

         Section 6.08 Priorities.............................................21

         Section 6.09 Undertaking for Costs..................................21

         Section 6.10 Proof of Claim.........................................21

ARTICLE 7  Trustee...........................................................22


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

                                                                            Page
                                                                            ----

         Section 7.01 Duties of Trustee......................................22

         Section 7.02 Rights of Trustee......................................23

         Section 7.03 Individual Rights of Trustee; Disqualification.........25

         Section 7.04 Trustee's Disclaimer...................................25

         Section 7.05 Notice of Defaults.....................................25

         Section 7.06 Reports by Trustee to Holders..........................25

         Section 7.07 Compensation and Indemnity.............................26

         Section 7.08 Replacement of Trustee.................................26

         Section 7.09 Successor Trustee by Merger, etc.......................27

         Section 7.10 Eligibility............................................27

         Section 7.11 Preferential Collection of Claims Against Company......28

ARTICLE 8  Satisfaction and Discharge........................................28

         Section 8.01 Satisfaction and Discharge of Indenture................28

         Section 8.02 Application of Trust Funds.............................29

         Section 8.03 Reinstatement..........................................29

         Section 8.04 Repayment to Company...................................29

ARTICLE 9  Amendments........................................................30

         Section 9.01 Without Consent of Holders.............................30

         Section 9.02 With Consent of Holders................................30

         Section 9.03 Compliance with Trust Indenture Act and Section 12.03..31

         Section 9.04 Revocation and Effect of Consents and Waivers..........31

         Section 9.05 Notice of Amendment; Notation on or Exchange of
         Securities..........................................................31

         Section 9.06 Trustee Protected......................................32

ARTICLE 10  Conversion.......................................................32

         Section 10.01 To be Supplemented....................................32

                                                                            Page
                                                                            ----

ARTICLE 11  Subordination....................................................32

         Section 11.01 To be Supplemented....................................32

ARTICLE 12  Miscellaneous....................................................32

         Section 12.01 Notices...............................................32

         Section 12.02 Communication by Holders with Other Holders...........33

         Section 12.03 Certificate and Opinion as to Conditions Precedent....33

         Section 12.04 Statements Required in Certificate or Opinion.........33

         Section 12.05 Rules by Trustee and Agents...........................34

         Section 12.06 Legal Holidays........................................34

         Section 12.07 No Recourse Against Others............................34

         Section 12.08 Duplicate Originals...................................34

         Section 12.09 Variable Provisions...................................34

         Section 12.10 Acts of Holders.......................................35

         Section 12.11 Governing Law.........................................37

                              CROSS-REFERENCE TABLE

TIA Section                                                  Indenture Section
-----------                                                  -----------------

310     (a)(1)........................................                    7.10
        (a)(2)........................................                    7.10
        (a)(3)........................................                    N.A.
        (a)(4)........................................                    N.A.
        (a)(5)........................................                    N.A.
        (b)...........................................              7.08; 7.10
        (c)...........................................                    N.A.
311     (a)...........................................                    7.11
        (b)...........................................                    7.11
        (c)...........................................                    N.A.
312     (a)...........................................                    2.05
        (b)...........................................                   12.02
        (c)...........................................                    N.A.
313     (a)...........................................                    7.06
        (b)(1)........................................                    N.A.
        (b)(2)........................................                    7.06
        (c)...........................................                    7.06
        (d)...........................................                    7.06
314     (a)(1)........................................                    4.02
        (a)(2)........................................             4.02; 12.01
        (a)(3)........................................                    4.02
        (a)(4)........................................              4.02; 4.03
        (b)...........................................                    N.A.
        (c)...........................................  2.02; 7.02(b); 8.01(3)
        (c)(1)........................................                12.03(1)
        (c)(2)........................................                12.03(2)
        (c)(3)........................................                    N.A.
        (d)...........................................                    N.A.
        (e)...........................................             4.03; 12.04
        (f)...........................................                    4.03
315     (a)(1)........................................        6.05; 7.01(b)(t)
        (a)(2)........................................              7.01(b)(2)
        (b)...........................................             7.05; 12.01
        (c)...........................................                 7.01(a)
        (d)(1)........................................                 7.0t(b)
        (d)(2)........................................              7.01(c)(2)
        (d)(3)........................................        6.05; 7.01(c)(3)
        (e)...........................................                    6.09
316     (a)(last sentence)............................                    2.09
        (a)(1)(A).....................................                    6.05
        (a)(1)(B).....................................                    6.04
        (a)(2)........................................                    N.A.
        (b)...........................................                    6.07


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

TIA Section                                                  Indenture Section
-----------                                                  -----------------

        (c)...........................................                    9.04
317     (a)(1)
        (a)(2)
        (b)...........................................                    2.04
318     (a)

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of ____________, between HECLA MINING COMPANY, a corporation organized and existing under the laws of Delaware ("Company"), and The Bank of New York Trust Company, N.A., a national banking association ("Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each Series of the Securities:

                                    ARTICLE 1

 DEFINITIONS AND RULES OF CONSTRUCTION; APPLICABILITY OF THE TRUST INDENTURE ACT

         SECTION 1.01 DEFINITIONS.

         "Affiliate" Any Person controlling or controlled by or under common control with the Company. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" Any Registrar, Paying Agent or Conversion Agent.

         "Board" The Board of Directors of the Company or any officer or committee thereof authorized to act for such Board.

         "Business Day" A day that is not a Legal Holiday.

         "Company" The party named as such above until a successor which duly assumes the obligations upon the Securities and under the Indenture replaces it and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 700 South Flower Street, Suite 500, Los Angeles, California, 90017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Debt" means, with respect to any Person,

                  (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person

                           (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof),

                           (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities,

                           (C) for any letter of credit or performance bond in favor of such Person, or

                           (D) for the payment of money relating to a capitalized lease obligation;

                  (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability;

                  (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and

                  (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

         "Default" Any event which is, or after notice or passage of time would be, an Event of Default.

         "Exchange Act" The Securities Exchange Act of 1934, as amended.

         "Holder" or "Securityholder" A Person in whose name a Security is registered.

         "Indenture" This Indenture as amended from time to time, including the terms of the Securities and any amendments.

         "Officers' Certificate" A certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-President of the Company. See Sections 12.03 and 12.04.

         "Opinion of Counsel" Written opinion from legal counsel who is acceptable to the Trustee. See Sections 12.03 and 12.04.

         "Person" Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Principal" of a Security means the principal of the Security plus the premium, if any, on the Security which is due or overdue or is to become due at the relevant time.

         "Proceeding" A liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "SEC" The United States Securities and Exchange Commission.

         "Securities" The Securities described above issued under this Indenture.

         "Securities Resolution" means a resolution adopted by the Board or by a committee thereof pursuant to Board delegation authorizing a Series or a supplemental indenture authorizing a Series executed by an authorized Officer.

         "Series" means a series of Securities or the Securities of the series.

         "TIA" The Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

         "Trustee" The party named as such above until a successor replaces it and thereafter means the successor.

         "U.S. Government Obligations" Securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged, or funds consisting solely of such securities, including funds managed by the Trustee or one of its Affiliates (including such funds for which it or its Affiliates receives fees in connection with such management).

         SECTION 1.02 OTHER DEFINITIONS.

         TERM                                     DEFINED IN SECTION

         "Bankruptcy Law"                                6.01
         "Conversion Agent"                              2.03
         "Custodian"                                     6.01
         "Defaulted Interest"                            2.13
         "Event of Default"                              6.01
         "Legal Holiday"                                 12.06
         "Notice"                                        12.01
         "Officer"                                       12.09
         "Paying Agent"                                  2.03
         "Registrar"                                     2.03

         SECTION 1.03 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7)      "including" means including without limitation.

         SECTION 1.04 TRUST INDENTURE ACT.

         The provisions of TIA ss. ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Securities are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

         Any reference to a requirement under the TIA shall only apply upon and so long as the Indenture is qualified under and subject to the TIA.

                                    ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01 ISSUABLE IN SERIES; FORM AND DATING.

         The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There shall be established in or pursuant to a Securities Resolution, prior to the issuance of Securities of any Series:

                  (a) the title of the Series (which shall distinguish the Series from all other securities);

                  (b) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Series will be issued;

                  (c) any limit upon the aggregate principal amount of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to this Article 2);

                  (d) the date or dates on which the principal of the Series is payable;

                  (e) the rate or rates that may be fixed or variable at which the Series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

                  (f) the place or places where the principal of and any interest on the Series shall be payable, if other than as provided herein;

                  (g) the currency or currencies in which the Series is issued and payable;

                  (h) the conversion or exchange provisions applicable to the Series;

                  (i) whether and upon what terms the Series will be convertible into equity or debt securities of the Company;

                  (j) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) the Series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

                  (k) the obligation, if any, of the Company to redeem, purchase or repay the Series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which the Series shall be redeemed, purchased or repaid pursuant to such obligation;

                  (l) if other than denominations of $1,000 and any multiple thereof, the denominations in which the Series shall be issuable;

                  (m)      whether the Series shall be issued in whole or in
                           part in the form of a global Security or Securities; the terms and conditions, if any, upon which such global Security or Securities may be exchanged in whole or in part for other individual securities, and the depositary for such global Security and Securities;

                  (n) if other than the principal amount thereof, the portion of the principal amount of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

                  (o) any Events of Default with respect to the Series, if not set forth herein;

                  (p) any additions or changes to, or deletions from, the covenants set forth in Article 4 or the acceleration provisions applicable to the Series;

                  (q) the provisions, if any relating to any security provided for the Series;

                  (r)      the Trustee for the Series;

                  (s) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture with respect to such Series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

         All Securities of any Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Securities Resolution or in any such indenture supplemental hereto.

         The principal of and any interest on the Securities of any Series shall be payable at the office or agency of the Company designated in the form of Security for the Series (each such place herein called the "Place of Payment"); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities for such Series referred to in Section 2.03 hereof.

         Each Security shall be in one of the forms approved from time to time by or pursuant to a Securities Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security of any Series to the Trustee for authentication in any form approved by or pursuant to a Securities Resolution, the Company shall deliver to the Trustee the Securities Resolution by or pursuant to which such form of Security for such Series has been approved, which Securities Resolution shall have attached thereto a true and correct copy of the form of Security for such Series that has been approved by or pursuant thereto.

         In addition to the foregoing, when the Company delivers Securities of any Series executed by it to the Trustee for authentication, except as otherwise provided herein, the Trustee shall thereupon authenticate and make available for delivery said Securities upon the written order of the Company, which order shall be in the form of a Company Order. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and shall be fully protected in relying upon:

                  (a) an executed supplemental indenture, if any;

                  (b) an Officers' Certificate delivered in accordance with
                      Section 12.03; and

                  (c) an Opinion of Counsel which shall state:

                           (1) that the form of such Securities has been
                  established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with
                  Section 2.01 and in conformity with the provisions of this Indenture;

                           (2) that the terms of such Securities have been
                  established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;

                           (3) that such Securities, when authenticated and
                  delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity and public policy principles; and

                           (4) that all applicable laws and requirements in
                  respect of the execution and delivery by the Company of such Securities have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

         The Trustee's Certificate of Authentication shall be in substantially the following form:

                  "This is one of the Securities of the Series described in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A.,

                                             As Trustee


                                       By:
                                           -------------------------------------
                                           Authorized Signatory"

         The Securities may have notations, legends or endorsements required by
Section 2.11, law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Security shall be dated the date of its authentication.

         SECTION 2.02 EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities of any Series for original issue up to the limit, if any, specified in the Securities Resolution for the Series amount stated.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities of any Series. An authenticating agent may authenticate Securities of such Series whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         SECTION 2.03 AGENTS.

         The Company shall maintain an office or agency where Securities of a particular Series may be presented for registration of transfer or for exchange ("Registrar"), where Securities of that Series may be presented for payment ("Paying Agent") and where Securities of that Series may be presented for conversion to the extent and in the manner set forth in Article 10 ("Conversion Agent"). Whenever the Company must issue or deliver Securities of a particular Series pursuant to this Indenture, the Trustee shall authenticate the Securities of that Series at the

Company's request. The Registrar of a particular Series shall keep a register of the Series and of their transfer and exchange.

         The Company may appoint more than one Registrar, Paying Agent or Conversion Agent for any Series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar, Paying Agent, or Conversion Agent for any Series, the Trustee shall act as such.

         SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

         On or prior to each due date of the Principal and interest on any Security of any Series, the Company shall deposit with the Paying Agent for such Series a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders of the particular Series for which it is acting or the Trustee all money held by the Paying Agent for the payment of the Principal of or interest on the Securities of such Series and will notify the Trustee of any Default by the Company in making any such payment and will comply with Article
11. While any such Default continues, the Trustee may require a Paying Agent of such Series to pay all money held by it to the Trustee of such Series. The Company at any time may require a Paying Agent of the particular Series for which it is acting to pay all money held by it with respect to such Series to the Trustee of such Series and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent of such Series shall have no further liability for the money delivered to the Trustee of such Series. If the Company or any Affiliate acts as Paying Agent for any Series, it shall segregate the money held by it as Paying Agent of such Series and hold it as a separate trust fund.

         SECTION 2.05 SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders separately by Series. If the Trustee is not the Registrar of any Series, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such Series.

         SECTION 2.06 TRANSFER AND EXCHANGE.

         The Securities shall be issued in registered form and shall be transferable only upon surrender of a Security for registration of transfer. When a Security of any Series is presented to the Registrar for such Series with a request to register a transfer or to exchange them for an equal principal amount of Securities of such Series of other denominations, the Registrar for such Series shall register the transfer or make the exchange if its requirements for such transactions are met and the Security of such Series has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.

         All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.07 REPLACEMENT SECURITIES.

                  (a) If any mutilated Security is surrendered to the Trustee, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  (b) If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss, or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company will execute and the Trustee will authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  (c) In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  (d) Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  (e) Every new Security of any series issued pursuant to this
Section 2.07 in exchange for any mutilated Security or in lieu of any destroyed, lost, or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

                  (f) The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

         SECTION 2.08 OUTSTANDING SECURITIES.

         Securities of any Series outstanding at any time are all Securities of such Series authenticated by the Trustee of such Series except for those canceled by the Registrar of such Series, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security; PROVIDED, HOWEVER, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09 TREASURY SECURITIES DISREGARDED FOR CERTAIN PURPOSES.

         In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         SECTION 2.10 TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

         SECTION 2.11 GLOBAL SECURITIES.

         The Company may issue some or all of the Securities of any Series in temporary or permanent global form. The Company may issue a global Security of any Series only to a depository. A depository may transfer a global Security of any Series only to its nominee or to a successor depository. A global Security of any Series shall represent the amount of Securities of such Series specified in the global Security. A global Security of any Series may have variations that the depository requires or that the Company considers appropriate for such a security.

         Beneficial owners of part or all of a global Security of any Series are subject to the rules of the depository as in effect from time to time.

         The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

         SECTION 2.12 CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Paying Agent and Conversion Agent, if not the Trustee, shall forward to the Trustee any Securities surrendered to them for payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities according to its standard procedures or as the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or which have been delivered to the Trustee for cancellation or that any Securityholder has converted.

         SECTION 2.13 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities of any Series ("Defaulted Interest") such Defaulted Interest shall cease to be payable to the Securityholder of such Series on the relevant record date and shall be paid by the Company, at its election, under either (1) or (2) below:

                  (1) The Company may pay the Defaulted Interest together with interest thereon to the Persons which are Securityholders of such Series on a subsequent special record date. The Company shall notify the Trustee of such Series of the amount of Defaulted Interest together with interest thereon to be paid and pay over such amount to the Trustee of such Series. The Trustee of such Series shall then fix a special record date and at the Company's expense shall notify Securityholders of such Series not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

                  (2) The Company may make payment of Defaulted Interest together with interest thereon in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of such Series may be listed or designated for issuance. The Company shall give prompt notice to the Trustee and Securityholders of such Series that it intends to make payment pursuant to this Section 2.13(2) and of the special record date of the proposed payment, and of the payment date.

         SECTION 2.14 PERSONS DEEMED OWNERS.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and, subject to Section 2.13, any interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustees nor any agent of the Company or the Trustee will be affected by notice to the contrary. None of the Company, the Trustee or any Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of any Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. However, nothing herein shall prevent the Company or the Trustee, or any Agent, from giving effect to: (i) any written certification, proxy or other authorization furnished by any depository or its nominee, as a Holder, with respect to such Security in global form; and (ii) the operation of customary practices governing the exercise of the rights of such depository as Holder of such Security in global form.

         SECTION 2.15 CUSIP NUMBERS.

         The Company in issuing any series of the Securities may use CUSIP numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                    ARTICLE 3

                                   REDEMPTION

         SECTION 3.01 NOTICE TO TRUSTEE.

         If Securities of any Series are to be redeemed, the Company shall notify the Trustee of the redemption date, the Principal amount of Securities of such Series to be redeemed and the provision of the Series permitting or requiring the redemption.

         The Company may reduce the Principal amount of Securities of any Series required to be redeemed pursuant to the provisions of such Series if it notifies the Trustee of the amount of the credit and the basis for it by delivery of an Officers' Certificate. If the reduction is based on a credit for redeemed, converted or canceled Securities that the Company has not previously delivered to the Trustee for cancellation, the Company shall deliver such Securities to the Registrar before the selection of securities to be redeemed.

         The Company shall give each notice provided for in this Section at least 50 days before the redemption date unless a shorter period is satisfactory to the Trustee. If fewer than all the Securities of any Series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the redemption date.

         SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all the Securities of any Series are to be redeemed, the Trustee shall select the Securities of such Series to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Securities of such Series are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection from Securities of such Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities of such Series that have denominations larger than $1,000. Securities and portions thereof selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.03 NOTICE OF REDEMPTION.

         Except as may be otherwise provided as to any particular Series, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall state that it is a notice of redemption, identify the Securities of the Series to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) the name and address of the Paying Agent and Conversion Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (6) list the CUSIP number of the Series of Securities and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, in the form of a Company Order and Officers' Certificate, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.

         On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Registrar for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

         Unless the Company shall default in the payment of Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date.

         SECTION 3.06 SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder (at the Company's expense) a new Security of the same Series equal in Principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.01 PAYMENT OF SECURITIES.

         The Company shall pay the Principal of and interest on the Securities of any Series on the dates and in the manner provided in the Securities of such Series and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture, by 11:00 a.m. New York time, on that date money sufficient to pay all Principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders of such Series on such date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue Principal of any Series at the rate borne by the Securities of any Series; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

         SECTION 4.02 SEC REPORTS.

         The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.03 COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee annually, commencing _____________, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

         SECTION 4.04 NOTICE OF CERTAIN EVENTS.

         The Company shall give prompt written notice to the Trustee and any Paying Agent with respect to any Series of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities of such Series are listed on any stock exchange.

                                    ARTICLE 5

                                   SUCCESSORS

         SECTION 5.01 WHEN COMPANY MAY MERGE, ETC.

         Except as may otherwise be provided as to any particular Series, the Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

                  (1) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia [or under the laws of Canada or any province thereof];

                  (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

                  (3) immediately before and immediately after the transaction no Default exists.

         The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 (other than as to compliance with Section 5.01(3), as to which no opinion need be given in the Opinion of Counsel) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company herein and in the Securities. Thereafter the obligations of the Company under the Securities and Indenture shall terminate except for the obligation to pay the Principal of and interest on the Securities in the case of a transfer.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         SECTION 6.01 EVENTS OF DEFAULT.

         An "Event of Default" occurs with respect to Securities of any particular Series if, unless in the establishing Securities Resolution or supplemental indenture for such Series it is provided that such Series shall not have the benefit of said Event of Default:

                  (1) the Company Defaults in the payment of interest on any Security of that Series when the same becomes due and payable and such Default continues for a period of 30 days;

                  (2) the Company Defaults in the payment of the Principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to comply with any of its other agreements in the Securities of that Series or this Indenture with respect to that Series and such failure continues for the period and after the notice specified below;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an involuntary case,

                           (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or

                  (6) an Event of Default provided in the establishing Securities Resolution or supplemental indenture for that Series occurs.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities of that Series notify the Company and the Trustee of that Series of the Default and the Company does not cure the Default, or it is not waived, within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default".

         SECTION 6.02 ACCELERATION.

         If an Event of Default with respect to any Series occurs and is continuing (other than an Event of Default arising under 6.01(4) or (5)), the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Series by notice to the Company and the Trustee of that Series, may declare the Principal of and accrued interest on all the Securities of such Series to be due and payable. Upon such declaration the Principal and interest shall be due and payable immediately.

         If an Event of Default under Section 6.01(4) or (5) occurs, then the principal of, premium, if any, and accrued interest on the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of that series, (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided herein. No such rescission will affect any subsequent default or impair any right consequent thereon.

         SECTION 6.03 OTHER REMEDIES.

         If an Event of Default occurs with respect to any Series and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities of such Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.04 WAIVER OF PAST DEFAULTS.

         The Holders of a majority in Principal amount of the Securities of any Series by notice to the Trustee may waive an existing Default with respect to that Series and its consequences except:

                  (1) a Default in the payment of the Principal of or interest on any Security of such Series; or

                  (2)      a Default with respect to a provision that under
                           Section 9.02 cannot be amended without the consent of each Securityholder of such Series affected.

         SECTION 6.05 CONTROL BY MAJORITY.

         The Holders of a majority in Principal amount of the Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy of any Series available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders of such Series, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity therefor.

         SECTION 6.06 LIMITATION ON SUITS.

         A Securityholder of such Series may pursue a remedy with respect to this Indenture or the Securities with respect to that Series only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in Principal amount of the Securities of such Series make a request to the Trustee to pursue the remedy;

                  (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 60 days after receipt of the request;

                  (4) the Holders of a majority in Principal amount of the Securities of such Series do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section 6.06(3)(i) or the expiration of the period described in Section 6.06(3)(ii); and

                  (5) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request.

         A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of such Series or to obtain a preference or priority over another Securityholder of such Series.

         SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any Series to receive payment of Principal and interest on the Security of such Series, on or after the respective due dates expressed in the Security of such Series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

         SECTION 6.08 PRIORITIES.

         After an Event of Default of any Series any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

                           First: to the Trustee (including any predecessor
                  Trustee) for amounts due under Section 7.07;

                           Second: to Securityholders for amounts due and unpaid
                  on the Securities of such Series for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such Series for Principal and interest, respectively; and

                           Third: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders of any Series.

         SECTION 6.09 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities of any Series.

         SECTION 6.10 PROOF OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Company, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder of any Series any plan of reorganization, arrangement, adjustment, or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder of any Series in any Proceeding.

                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01 DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                           (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
                           (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) The Trustee agrees to accept and act upon facsimile transmission of written instructions or directions pursuant to this Indenture, it being understood that originals of such shall be provided to the Trustee in a timely manner.

         SECTION 7.02 RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or an Opinion of Counsel. The Trustee may also consult with counsel of its selection on any matter relating to the Indenture or the Securities and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

                  (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or investigation into such facts or matters as it may determine in good faith, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney during regular business hours at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. [NOTE: THIS "FORWARD-LOOKING" INCUMBENCY CERTIFICATE FUNCTIONS LIKE A SIGNATURE CARD, WHICH THE BANK OFFICER MAY KEEP ON FILE AND REFER TO THROUGHOUT THE LIFE OF THE TRANSACTION. A FORM OF SUCH INCUMBENCY CERTIFICATE IS ATTACHED HERETO FOR YOUR CONVENIENCE.]

                  (m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE; DISQUALIFICATION.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA ss. 310(b) and ss. 311.

         SECTION 7.04 TRUSTEE'S DISCLAIMER.

         The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its authentication.

         SECTION 7.05 NOTICE OF DEFAULTS.

         If a continuing Default of any Series is known to the Trustee, the Trustee shall mail to Securityholders of such Series a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of such Series. The Trustee shall mail to Securityholders of any applicable Series any notice it receives from Securityholder(s) of such Series under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)(1).

         SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS.

         If required pursuant to TIA ss. 313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Securityholders of any Series a brief report dated as of such reporting date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2).

         A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of such Series are listed.

         SECTION 7.07 COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its services, including for any Agent capacity in which it acts, as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances made or incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than taxes based on the income of the Trustee) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.

         Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         This Section 7.07 shall survive the discharge of the Indenture.

         SECTION 7.08 REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee with respect to one or more or all Series and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign with respect to one or more or all Series by so notifying the Company. The Holders of a majority in Principal amount of the Securities of any Series may remove the Trustee as to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to one or more or all Series if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If, as to any Series, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that Series.

         If a successor Trustee for such Series is not appointed and does not take office within 30 days after the retiring Trustee for such Series resigns, the retiring Trustee for such Series or the Company may appoint a successor Trustee for such Series at any time prior to the date on which a successor Trustee takes office for such Series. If a successor Trustee for such Series does not take office within 45 days after the retiring Trustee for such Series resigns or is removed, the retiring Trustee for such Series, the Company or, subject to Section 6.09, any Securityholder of such Series may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee for such Series.

         If, as to any Series, the Trustee fails to comply with Section 7.10, any Securityholder of such Series may petition any court of competent jurisdiction for the removal of the Trustee for such Series and the appointment of a successor Trustee for such Series. Within one year after a successor Trustee for such Series appointed pursuant to this Section 7.08 takes office, the Holders of a majority in Principal amount of the Securities for such Series may appoint a successor Trustee for such Series to replace such successor Trustee for such Series.

         A successor Trustee as to any Series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that Series. The successor Trustee as to any Series shall mail a notice of its succession to Securityholders of such Series. The retiring Trustee as to any Series shall promptly transfer all property held by it as Trustee of such Series to the successor Trustee of such Series, subject to the lien provided for in Section 7.07.

         SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee for any Series consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee of such Series, if such successor corporation is eligible and qualified under Section 7.10.

         SECTION 7.10 ELIGIBILITY.

         Each Series shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and ss. 310(a)(2). The Trustee for such Series shall always have a combined capital and surplus as stated in Section 12.09.

         SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         Upon and so long as the Indenture is qualified under the TIA, the Trustee as to any Series is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee as to any Series who has resigned or been removed is subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE

         SECTION 8.01 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities expressly provided for herein), and the Trustee, on demand of and at expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)      either

                           (A) all Securities theretofore authenticated and delivered (other than

                                    (i)     Securities which have been
                                            destroyed, lost or stolen and which
                                            have been replaced or paid as
                                            provided in Section 2.07 and

                                    (ii)    Securities for whose payment money
                                            has theretofore been deposited in
                                            trust or segregated and held in
                                            trust by the Company and thereafter
                                            repaid to the Company or discharged
                                            from such trust, as provided in
                                            Section 8.04)

                                    have been delivered to the Trustee for
                                    cancellation; or

                           (B)      all such Securities not theretofore
                                    delivered to the Trustee for cancellation

                                    (i)     have become due and payable, or

                                    (ii)    will become due and payable at their
                                            stated maturity within one year, or

                                    (iii)   are to be called for redemption
                                            within one year under arrangements
                                            satisfactory to the Trustee for the
                                            giving of notice of redemption by
                                            the Trustee in the name, and at the
                                            expense, of the Company,

                                    and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01, to the Trustee under Section 7.07, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 8.02 shall survive.

         SECTION 8.02 APPLICATION OF TRUST FUNDS.

         Subject to the provisions of Section 8.04, the Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 8.01. It shall apply such deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal and interest on the Securities. Money and U.S. Government Obligations so held in trust are subject to the Trustee's rights under Section 7.07.

         SECTION 8.03 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

         SECTION 8.04 REPAYMENT TO COMPANY.

         The Trustee and Paying Agent shall promptly turn over to the Company upon request any excess money or U.S. Government Obligations held by them at any time. All money or U.S.

Government Obligations deposited with the Trustee pursuant to Section 8.01 (and held by it or a Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of Principal or interest that remains unclaimed for two years after the right to such money has matured. After payment to the Company, Securityholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                    ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01 WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee as to any Series may amend this Indenture or the Securities of such Series without the consent of any Securityholder of such Series:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Sections 5.01;

                  (3) to make any change that does not adversely affect the rights of any Securityholder; or

                  (4) to establish additional Series as permitted by ss. ss. 201 hereof.

         SECTION 9.02 WITH CONSENT OF HOLDERS.

         The Company and the Trustee of such Series may amend this Indenture or the Securities of such Series with the written consent of the Holders of at least a majority in Principal amount of the Securities of such Series. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the interest on or change the time for payment of interest on any Security;

                  (3) reduce the Principal of or change the fixed maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04, 6.07 or 9.02 (second sentence);

                  (7) make any change that adversely affects the right to convert any Security; or

                  (8) make any change that adversely affects the preference or priority of the Security.

         An amendment or waiver under this Section that waives, changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular Series, or that modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT AND SECTION 12.03.

         Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect, so long as the Indenture and Securities are subject to the TIA. The Trustee is entitled to, and the Company shall provide an Opinion of Counsel and Officers' Certificate that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article 9.

         SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

         A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or Waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of any Series to which the amendment of waiver applies.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05 NOTICE OF AMENDMENT; NOTATION ON OR EXCHANGE OF
         SECURITIES.

         After any amendment under this Article becomes effective, the Company shall mail to Securityholders of any Series affected a notice briefly describing such amendment. The failure to give such notice to all Securityholders of such Series, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

         The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series affected thereafter authenticated. The Company may issue in exchange for affected Securities of such Series new Securities of such Series that reflect the amendment or waiver.

         SECTION 9.06 TRUSTEE PROTECTED.

         The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                   CONVERSION

         SECTION 10.01 TO BE SUPPLEMENTED.

         If a Series is to be convertible into common shares or other securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the conversion rights of the Holders of such Series.

                                   ARTICLE 11

                                  SUBORDINATION

         SECTION 11.01 TO BE SUPPLEMENTED.

         If a Series is to be subordinated to other debt securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the provisions governing such subordination.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.01 NOTICES.

         Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail or facsimile.

         A party by notice to the other party may designate additional or different addresses for subsequent notices.

         Any notice sent to a Securityholder shall be sent by facsimile or mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to send a notice to a Securityholder or any defect in a notice sent to a Securityholder shall not affect the sufficiency of the notice sent to other Securityholders.

         If a notice is delivered or sent in the manner provided above within the time prescribed, it is duty given, whether or not the addressee receives it; provided, however, that all notices to the Trustee shall be effective only upon actual receipt.

         If the Company sends a notice to Securityholders of any Series, it shall deliver or mail a copy to the Trustee of such Series and each Agent of such Series at the same time.

         A "notice" includes any communication required by this Indenture.

         SECTION 12.02 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 12.03 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.04 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.



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

         SECTION 12.05 RULES BY TRUSTEE AND AGENTS.

         The Trustee with respect to any Series may make reasonable rules for action by or a meeting of Securityholders of such Series. The Agent with respect to any Series may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.06 LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York and California are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.07 NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

         SECTION 12.08 DUPLICATE ORIGINALS.

         The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 12.09 VARIABLE PROVISIONS.

         "Officer" means the President, the Chief Financial Officer, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent.

         The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31 next following the first date any Series is outstanding under this Indenture.

         The reporting date for Section 7.06 is May 15 of each year. The first reporting date is May 15 next following the first date any Series is outstanding under this Indenture.

         The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee, hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA ss. 310(a)(2).

         In determining whether the Trustee has a conflicting interest as defined in TIA ss. 310(b)(I), the following is excluded: [___________________].


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

         SECTION 12.10 ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the requisite number of such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments in sufficient quantity to comply with the requirements under this Indenture are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of registered Securities shall be proved by the Register, and the ownership of bearer Securities, if any, may be proved by the production of such bearer Securities or by a certificate executed by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the bearer Securities therein described.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.



























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

         The Company's address is:

                  6500 N. Mineral Drive, Suite 200
                  Coeur d'Alene, Idaho
                  83815-9408
                  Facsimile No.:  208-292-5509
                  Attention:  Chief Financial Officer

         The Trustee's address is:

                  The Bank of New York Trust Company, N.A.
                  700 South Flower Street
                  Suite 500
                  Los Angeles, California  90017
                  Facsimile No.:  213-630-6298
                  Attention:  Corporate Trust Administration

         SECTION 12.11 GOVERNING LAW.

         The laws of the State of New York without regard to principles of conflicts of law shall govern this Indenture and the Securities.

Dated:                                HECLA MINING COMPANY

                                      By:
                                          --------------------------------------
                                      Name:

                                      Title:




Dated:                                The Bank of New York Trust Company, N.A.,
                                         Trustee

                                      By:
                                          --------------------------------------
                                      Name:

                                      Title:








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